Exhibit 99.1

Solar Senior Capital Ltd. Issues Letter to Stakeholders

NEW YORK — April 1, 2020— Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” or “Solar Senior”) announces today that it issued an open letter to its stakeholders regarding a business update amid the coronavirus (“COVID-19”) pandemic.

The full text of the letter follows:

April 1, 2020

Dear Valued Stakeholder,

We hope you and your family, friends, and colleagues remain healthy and safe during this pandemic. Our thoughts are with all of our stakeholders, including our portfolio company owners and employees, sponsors, investors, lenders, rating agencies, advisors, vendors, and the dedicated employees across Solar Senior and the Company’s investment advisor, Solar Capital Partners, LLC (“SCP”), who are working from home with full business continuity.

During this time of great uncertainty, we want to keep the communication channels open and provide the highest possible transparency with our stakeholders. While we are early in the process of understanding the full, potential impact that the COVID-19 pandemic may have on our business, we are providing this update to reassure our stakeholders that we believe Solar Senior is well-positioned to weather this storm.

Our management philosophy has been defined by our commitment to invest as principals, creating a meaningful economic alignment with our fellow investors. As the result of our significant SUNS share purchases since inception, our senior management team now owns approximately 6% of our outstanding common stock. Due to the materiality of the Company’s unsecured note issuance, announced last night, the Company’s insiders were not permitted to trade in the Company’s securities during what otherwise would have been an open trading window following the announcement of Solar Senior’s year-end earnings. Additionally, all members of the investment team have a significant percentage of their annual compensation invested in SUNS stock. We believe our significant ownership creates a critical alignment with our stakeholders. We want to reiterate our confidence in the Company’s defensive portfolio, stable funding, strong liquidity, and favorable positioning to make new investments.

During the past few years of frothy market conditions, the “easy” path would have been to aggressively grow our portfolio via higher risk investments, and in so doing incur more portfolio leverage. As the saying goes, “A rising tide lifts all boats.” Instead, given our focus on long-term value creation, we maintained our underwriting and investment discipline. While no one could have predicted that this record long economic expansion would end so abruptly and catastrophically, we have been proactively managing our business to position us for an inevitable downturn.

Specifically, we undertook a multi-year initiative to build and acquire niche specialty finance and asset-based lending (“ABL”) businesses, which have historically exhibited lower default and loss rates throughout business cycles compared to more traditional cash flow lending. We also migrated the Company’s portfolio to predominantly first lien senior secured loans. In both our cash flow and specialty finance businesses, we have remained patient and intentionally under-levered in order to preserve liquidity for a potential market dislocation when risk-adjusted returns are generally more attractive. Additionally, we have approached our funding profile and liquidity with the same conservatism, including yesterday’s issuance of $85 million of 5 year unsecured fixed rate notes.

Unfortunately, due to the current circumstances that are taking a horrific toll not only on our economy but on human life as well, the tide has gone out. While we expect to have stress in our portfolio given the sheer magnitude of the disruption, we feel confident in Solar Senior’s future. We have spent the past decade preparing the Company to successfully navigate rough waters such as the current environment. Below, we provide an update on our business and how it has benefited from these efforts.

Significant Liquidity

Credit Facilities and Available Capital

As of March 27, 2020, due to positive net portfolio repayments experienced during the first quarter and pro forma for the Company’s recent $85 million unsecured note offering, the Company had $84.4 million of borrowings under its $300 million of revolving credit facilities and approximately $4.2 million of cash on hand. The combination of cash on hand and credit facility capacity brings our total available capital to $216 million.

Unfunded Commitments

As of March 27, 2020, Solar Senior had unfunded commitments of approximately $15.7 million. The unfunded commitments largely consist of contingent delayed draw term loan commitments related mostly to add-on acquisition financing in our cash flow lending business, as well as incremental financing commitments to life science companies tied to capital or operating thresholds or benchmarks. Delayed draw term commitments are also typically subject to leverage covenants that prevent portfolio companies from calling additional debt without a viable and oftentimes preconditioned business purpose. Importantly, as of March 27, 2020 only $4.6 million of the Company’s unfunded commitments are for revolvers that can be fully drawn by the borrowers. As a result, aggregate unconditioned funding commitments represent $4.6 million, or 2.1%, of our $216 million available capital today.

Payment-in-Kind (PIK) Interest

As of December 31, 2019, we had only one loan generating partial PIK income. Cash interest and dividends represented over 99% of our Q4 2019 gross investment income.

Today, Solar Senior has the most available capital in its history. The Company has substantial liquidity to continue to support portfolio companies, opportunistically make new investments, and fund monthly distributions to its shareholders.

Strong Balance Sheet

Investment Grade Ratings and Diverse, Longstanding Lender Group

Solar Senior is rated investment grade by DBRS Morningstar, which provides the Company with access to the investment grade unsecured note markets. Across both its unsecured and secured lending facilities, the Company has longstanding relationships with a strong and diversified group of lending partners.

Leverage

Since inception, Solar Senior has taken a conservative approach to leverage and has consistently operated well below its stated target range. On December 31, 2019, the Company’s net leverage was 0.78x relative to our target range of 1.25x to 1.50x and significantly below the regulatory limit of 2:1 total debt-to-equity. As of March 27, 2020, the Company’s estimated leverage is 0.65x net debt-to-equity, based on quarter-to-date portfolio activity and assuming no change to Solar Senior’s December 31, 2019 net asset value. Solar Senior’s low leverage provides a significant cushion to covenant levels and the regulatory limit of 2:1 total debt-to-equity.

Unsecured Debt

On March 31, 2020, Solar Senior issued $85 million of 3.90% senior unsecured notes due March 31, 2025. Proceeds from the issuance were initially used to reduce borrowings under the Company’s revolving credit facilities before funding additional investments and general corporate purposes. Pro forma for the note issuance, at March 27, 2020, approximately 50% of the Company’s funded debt was comprised of unsecured term notes, which gives the Company significant unencumbered assets and provides meaningful overcollateralization of its combined $300 million secured credit facilities that are over 70% undrawn today.

Long-dated Financing

The Company has no near-term debt maturities having termed out both its primary $225 million credit facility and its secondary $75 million credit facility to 2023. In addition, it has a March 31, 2025 maturity of its unsecured fixed rate notes. With a weighted average maturity on the Company’s funded portfolio loans of July 2022 we are substantially asset-liability match funded. Importantly, we believe that these weighted average maturities, over two years from now, provide Solar Senior with runway to manage through the current economic contraction.

As a result of these liability management efforts, we believe that the Company has entered this period of dislocation with its strongest balance sheet in history.

Defensively Positioned Portfolio

Asset Class Composition

Solar Senior Capital’s portfolio has benefited greatly from our investment advisor’s strategic initiative to expand the SCP origination platform via the development and acquisition of specialty finance businesses. As of December 31, 2019, approximately one-half of our Comprehensive Investment Portfolio1 was invested in senior secured cash flow loans with the other half in our senior secured asset-based and life science lending strategies.

The significant influx of private capital to senior secured cash flow lending to sponsor owned companies over the past few years resulted in a highly competitive lending environment characterized by record levels of leverage, EBITDA add-backs, and loose covenant structures. We allowed the Company’s exposure to cash flow loans to shrink as a percentage of its total portfolio given the elevated risk and terms that did not meet our strict underwriting criteria. In prior economic downturns, asset-based loans collateralized with significant borrowing bases and financial covenants generally provided higher recovery rates than those supported only by cash flows with few or no maintenance covenants.

[1]

The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Capital’s (“North Mill”) full portfolio, and excludes the fair value of the equity interests in Gemino and North Mill.

First Lien Senior Secured Weighting

As of December 31, 2019, our Comprehensive Investment Portfolio was invested approximately 100% in senior secured loans. Specifically, 98.8% was in first lien senior secured loans, 1.2% was in second lien senior secured cash flow loans, and a de minimis amount was in equities. In addition to being highly selective in our new cash flow loan originations, we have let our higher risk second lien cash flow portfolio roll off and have not made a new second lien cash flow loan in over five years. The first lien security position of the substantial majority of our investments should result in less time devoted to workout situations, providing our investment team with greater capacity for deploying our significant available capital into new, opportunistic investments with appropriate risk-adjusted return profiles.

Industry and Issuer Diversification

As of December 31, 2019, our $665 million Comprehensive Investment Portfolio consisted of over 200 issuers across over 120 industries. The portfolio is highly diversified, with an average exposure per issuer of approximately $2.9 million, based on fair value at December 31, 2019. Our largest industry exposures were health care providers & services (11.3%), professional services (7.9%), healthcare facilities (7.6%), insurance (7.5%) and software (4.6%). Our cash flow loan exposure direct to oil & gas, other commodity-oriented verticals, travel, leisure, and consumer discretionary industries, remains de minimis, as we have avoided cyclical sectors.

Fundamental Strength

Our investment philosophy has been to invest as if we are late in the credit cycle. The fundamentals across Solar Senior’s portfolio at year end 2019 were healthy, with no loans on non-accrual. The weighted average leverage of our first lien cash flow investments was 4.7x net debt to EBITDA and the weighted average EBITDA of our issuers was over $115 million at 2019 year-end. We continue to believe upper middle market companies generally have greater scale, access to capital, and are better resourced to navigate a downturn.

We believe the majority of our portfolio companies entered the current crisis on solid footing, which should help them manage the challenges ahead. The SCP investment team has an open, constructive dialogue with the owners and management teams of our portfolio companies as we continue to assess their financial status, liquidity needs, and business prospects.

The severity and duration of the economic contraction is expected to impact companies whose loans are held in private credit portfolios and we will not be immune. However, while it is still too early to know the extent of the stress, we believe we are well positioned to deliver shareholder value. In addition, the $2 trillion economic stimulus package recently passed by Congress and signed into law by the President is designed to provide financial assistance to small businesses. We expect this assistance to reach many of the businesses to which we provide financing.

Solar Senior entered this downturn with what we believe to be a defensively positioned, high quality portfolio constructed in anticipation of a market disruption.

Consistent Approach to Valuation

Since inception, Solar Senior has been conservative in its valuation process and will maintain the same rigorous approach to determining fair market value through this market disruption.

It is important to remember that Solar Senior is not simply a portfolio of leveraged middle market loans. Relative to most of our business development company peers, we are a unique combination of roughly 50% specialty finance loans and 50% senior secured cash flow loans. Our valuation process is a combination of a bottoms-up fundamental credit analysis with a top-down overlay based on technical metrics from our principal credit markets for our cash flow loans and valuations of specialty finance companies for our commercial finance businesses. Historically, our cash flow assets and values have been less correlated with the broadly syndicated loan market given our exposure to more defensive industries, the absence of cyclicals, and higher quality credit metrics including weighted average leverage as well as tighter covenant structures. Importantly, since inception, our quarter-end valuations have generally been at or lower than our subsequent realized values.

Leveraging the Solar Capital Partners Diversified Commercial Finance Platform

We believe our expertise and ability to provide financing across cash flow and traditional ABL solutions should enable Solar Senior to continue supporting its existing portfolio companies and opportunistically make new investments during this period of turmoil. SCP’s ABL team is highly experienced in working with companies under financial stress including asset liquidations and bankruptcies. Additionally, our senior cash flow loan investment professionals have significant private equity experience and have managed credit portfolios through several economic cycles.

Low Sensitivity to Changes in Interest Rates

The recent, drastic reduction of short-term interest rates engineered by the Federal Reserve to stabilize the U.S. financial system should have a muted impact on the earnings power of our portfolio. Approximately 96.8% of Solar Senior’s portfolio at December 31, 2019 is floating rate based, of which 87.2% of these loans have a LIBOR floor, with a weighted average floor of approximately 1.0%. Today, the Company has $85 million of fixed rate term debt, and our $300 million floating rate credit facilities do not contain a LIBOR floor. As of March 27, 2020, pro forma for the recent notes issuance, 50% of our funded liabilities were floating rate with no LIBOR floor. Therefore, at the current time, we expect our net interest rate margin for Q1 2020, in accordance with the contractual interest rates on our loans, to decline by approximately 2 basis points, which compares favorably to an 82 basis point drop in LIBOR.

Scale across the Solar Capital Partners Platform Will Benefit Solar Senior Capital

As a result of recent fundraising, the SCP platform has over $6.5 billion of investable capital including potential leverage, with over $3.0 billion available to make new investments. Our private funds maintain a co-investment strategy with Solar Senior, which provides the Company access to attractive co-investment opportunities in upper middle market companies that it otherwise would not have with its capital base alone. Now more than ever, SCP’s scale should serve as a competitive advantage for Solar Senior.

Importantly for Solar Senior, we believe this scale and flexibility to finance cash flow and asset-based solutions for larger companies ($100-$300 million EBITDA) is a significant advantage today.

Positioned to Be Opportunistic

Traditionally, the greatest investment opportunities exist during periods of market dislocation, when capital is scarce. With over $215 million of available capital and a strong foundation given our current high-quality portfolio and low leverage, we believe the Company is positioned to originate attractive new investment opportunities while supporting our existing portfolio companies as needed. Our patience and willingness to remain underinvested provides us the foundation to be opportunistic.

In conclusion, the team is confident in Solar Senior’s defensively positioned portfolio, stable funding sources, strong liquidity, and potential to capitalize on new opportunistic investments.

We hope that all of you are in good health, and we would like to thank the unsung heroes in the health care profession and the essential service workers on the front lines of this crisis.

Kind regards,

Michael Gross & Bruce Spohler, Co-Chief Executive Officers

& the entire Solar Senior Capital Team

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Solar Senior Capital Ltd.

Investor Relations

(646) 308-8770